ASSETS

Current assets:
Cash	$258,746
Accounts receivable, net	1,545,654
Inventories	437,121
Other current assets	401,715
Due from director	480,020

Total current assets	3,123,256
Land use rights, net	1,200,769
Property and equipment, net	9,296,461

$13,620,486

LIABILITIES AND STOCKHOLDER’S EQUITY

Current liabilities:
Accounts payable and accrued expenses	$1,435,126
Value added tax payable	481,113
Income taxes payable	—
Current portion of notes payable	1,787,522

Total current liabilities	3,703,761
Notes payable, net of current portion	2,892,512

Total liabilities	6,596,273

Commitments and contingencies
Stockholder’s equity:
Common stock; $1 par value; 50,000 shares authorized; 1 share issued and outstanding	1
Additional paid-in capital	603,864
Accumulated other comprehensive income	49,053
Retained earnings	6,371,295

Total stockholder’s equity	7,024,213

$13,620,486

Three Months Ended June 30,		Six Months Ended June 30,
2006	2005	2006	2005

Revenues	$1,884,382	$1,200,860	$3,095,503	$2,168,503
Cost of revenues	851,396	742,764	1,461,405	1,280,765

Gross profit	1,032,986	458,096	1,634,098	887,738

Operating expenses:
Selling, general and administrative expenses	445,820	116,950	622,710	284,172

Operating income	587,166	341,146	1,011,388	603,566

Other income (expense):
Interest expense	(74,788)	(33,315)	(149,268)	(61,195)
Other income	11,055	—	11,481	—

Total other expense, net	(63,733)	(33,315)	(137,787)	(61,195)

Income before provision for income taxes	523,433	307,831	873,601	542,371
Provision for income taxes	23,712	10,400	44,257	36,263

Net income	499,721	297,431	829,344	506,108
Other comprehensive income (loss) – foreign currency translation	(235)	(2)	8,287	(5,364)

Comprehensive income	$499,486	$297,429	$837,631	$500,744

	2006 2005
Cash flows from operating activities:
Net income	$829,344	$506,108
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	327,806	194,216
Changes in operating assets and liabilities:
Accounts receivable	(301,681)	(473,881)
Inventories	(84,229)	223,403
Prepaid expenses and other assets	(377,124)	(638,281)
Accounts payable and accrued expenses	(231,639)	938,821
Income taxes payable	(95,197)	217,202

Net cash provided by operating activities	67,280	967,588

Cash flows from investing activities:
Purchases of property and equipment	(212,906)	(617,620)
Advances to a director	(11,130)	(824,039)
Repayments from a director	38,506	—

Net cash used in investing activities	(185,530)	(1,441,659)

Cash flows from financing activities:
Proceeds from notes payable	14,988	236,940
Repayments on notes payable	(12,490)	(24,155)

Net cash provided by financing activities	2,498	212,785

Effect of exchange rate changes	8,287	(5,364)

Net decrease in cash	(107,465)	(266,650)
Cash, beginning of period	366,211	505,175

Cash, end of period	$258,746	$238,525

Supplemental cash flow information:
Cash paid during the year for interest	$178,994	$61,195

Cash paid during the year for income taxes $ 44,257 $ 36,263

Nature of Business

Jade Pharmaceutical Inc. was incorporated on January 26, 2006 in the British Virgin Islands to hold 100% of the outstanding common stock of JiangXi JieZhong Biochemical Company Limited (“JieZhong”), located in the city of ShangRao in the Southeast portion of the People’s Republic of China (“PRC”), and Yanbian YiQiao Biochemical Pharmacy Company Limited (“YiQiao”), located in the city of Yanbian in the Northeastern portion of the PRC. JieZhong and YiQiao are wholly foreign owned investment enterprises under the laws of the PRC. Jade Pharmaceutical Inc. is wholly owned by Jade Capital Group Limited (“Jade” or the “Parent”). Jade Pharmaceutical Inc., together with JieZhong and YiQiao, are collectively referred to herein as “the Company”.

The Company sells over-the-counter and prescription pharmaceutical products in the PRC and its business is conducted through its two subsidiaries, JieZhong and YiQiao. JieZhong is a manufacturer of proprietary and generic pharmaceutical products, including injectibles, capsules, tablets, liquids and medicated skin products. JieZhong currently owns 52 product licenses and permits, 10 of which are currently commercialized. YiQiao is a manufacturer of proprietary and general pharmaceutical products, including capsules, tablets, liquids and medicated skin products. YiQiao currently owns 86 product licenses and permits, 10 of which are currently commercialized.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

In 2005, Jade acquired 100% of the outstanding stock of YiaQiao, a company which was owned and controlled by a director affiliated with Jade. In 2005, Jade formed JieZhong to acquire certain assets and assume certain liabilities of JiangXi Kangda Pharmaceutical Company Limited (“Kangda”), a company which was owned and controlled by a director affiliated with Jade. The transactions with YiaQiao and Kangda were accounted for as business combinations of entities under common control. Accordingly, the assets acquired and liabilities assumed were recorded at their historical cost basis. The operations and cash flows of the Company for the three and six months ended June 30, 2006 and 2005 include the historical operations of YiaQiao and Kangda.

On January 26, 2006, Jade formed Jade Pharmaceutical Inc. and transferred ownership of the two wholly owned subsidiaries to the Company. The accompanying consolidated financial statements are presented as if the Company had been in existence during the periods presented.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from estimated amounts. The Company’s significant estimates include allowances for doubtful accounts and sales returns, recoverability of long-lived assets, and allowances for inventory obsolescence.

Concentrations of Credit Risk

Cash

The Company maintains its cash accounts in financial institutions. Accounts at these institutions are not insured. At June 30, 2006, the Company had approximately $258,746 of unsecured cash balances. The Company has not experienced any losses in such accounts and does not believe that cash is exposed to any significant credit risk.

Customers

The Company grants credit to customers within the PRC and does not require collateral. The Company’s ability to collect receivables is affected by economic fluctuations in the geographic areas and the industry served by the Company. Reserves for uncollectible amounts and estimated sales returns are provided based on past experience and a specific analysis of the accounts which management believes are sufficient. Accounts receivable at June 30, 2006, is net of reserves for doubtful accounts and sales returns of $38,549. Although the Company expects to collect amounts due, actual collections may differ from the estimated amounts.

The majority of the Company’s customers are in the pharmaceutical industry. Consequently, there is a concentration of receivables within this industry, which is subject to normal credit risk.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Inventories

Inventories are stated at the lower of standard cost or current estimated market value. Cost is determined using the average cost method. Work in process and finished goods include material, labor and applied overhead. The Company periodically reviews its inventories and records a provision for excess and obsolete inventories based primarily on the Company’s estimated forecast of product demand and production requirements. Once established, write-downs of inventories are considered permanent adjustments to the cost basis of the obsolete or excess inventories.

Property and Equipment

Property and equipment are stated at cost, net of accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the following useful lives:

Building and improvements Machinery and equipment	5-30years 5-15years

Betterments, renewals and extraordinary repairs that extend the lives of the assets are capitalized; other repairs and maintenance charges are expensed as incurred. The cost and related accumulated depreciation and amortization applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in current operations.

Intangible Assets

Patents, Trademarks and Licenses

Patents, trademarks and licenses are amortized using the straight-line method over their estimated useful lives as determined by the respective contract or regulatory authority up to 20 years.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Value Added Tax Payable

The Company is subject to a value added tax (“VAT”) at a rate of 17% on all product sales in the PRC. The VAT payable on product sales is computed net of VAT paid on purchases by the Company in the PRC. A portion of the Company’s VAT is being paid by the former holder of JieZhong’s assets, Kangda. Kangda has continued to hold the required VAT certificates and is therefore the primary obligor for payment of the VAT to the PRC authorities. However, since February 2006, the Company issued VAT invoices under its own name. The Company has included $481,113 in value added tax payable which is due to related party at June 30, 2006, representing VAT remitted by Kangda on behalf of the Company.

Land Use Rights

The Company leases certain parcels of land from the Chinese government. The terms of the leases are 50 years. The consideration paid under the lease agreements at inception of $1,735,365 was capitalized as land use rights. In connection with the acquisition of certain assets and assumption of liabilities from Kangda, Kangda retained land use rights with a net book value of $529,749.

The Company is amortizing the use rights over periods ranging from 20 to 50 years depending on the estimated usage of the land or the term of the lease, whichever is shorter. Expected amortization of land use rights over the next five years is as follows:

Years Ending December 31,

2006 (six months)	$12,969
2007	25,937
2008 2009 2010	25,937 25,937 25,937

Amortization expense relating to the land use rights for the six months ended June 30, 2006 and 2005, was $12,968 and $12,968, respectively.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Long-Lived Assets

The Company’s management assesses the recoverability of its long-lived assets upon the occurrence of a triggering event by determining whether the depreciation and amortization of long-lived assets over their remaining lives can be recovered through projected undiscounted future cash flows. The amount of long-lived asset impairment, if any, is measured based on fair value and is charged to operations in the period in which long-lived asset impairment is determined by management. There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue, which could result in impairment of its long-lived assets in the future.

Revenue Recognition

The Company recognizes revenue when products are shipped to a customer and the risks and rewards of ownership and title have passed based on the terms of the sale. The Company records a provision for sales returns and claims based upon historical experience. Actual returns and claims in any future period may differ from the Company’s estimates.

Accounting for Shipping and Handling Revenue, Fees and Costs

The Company classifies amounts billed for shipping and handling as revenue in accordance with Emerging Issues Task Force (“EITF”) Issue No. 00-10, Accounting for Shipping and Handling Fees and Costs. Shipping and handling fees and costs are included in cost of sales.

Advertising Costs

The Company expenses the cost of advertising when incurred as a component of selling, general and administrative expenses. During the six months ended June 30, 2006 and 2005, the Company expensed $3,725 and $48,301, respectively, in advertising costs.

Research and Development Expenses

The Company expenses internal research and development costs as incurred. Third party research and development costs are expensed when the contracted work has been performed.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Income Taxes

The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. Under the asset and liability method of SFAS No. 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS No. 109, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations. The Company is a foreign owned corporation and each of the consolidated entities files an income tax return in China.

Foreign Currency Translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (“RMB”). The Company’s balance sheet accounts are translated into United States dollars from RMB at year-end exchange rates and all revenues and expenses are translated into United States dollars at average exchange rates prevailing during the periods in which these items arise. Capital accounts are translated at their historical exchange rates when the capital transactions occurred. Translation gains and losses are accumulated as a component of other comprehensive income in stockholder’s equity.

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into United States dollars at the rates used in translation.

Comprehensive Income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income should be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s only current component of comprehensive income is a foreign currency translation adjustment.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recent Accounting Pronouncements

In November 2004, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4. The amendments made by SFAS No. 151 clarify that abnormal amounts of facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. The Company has determined that there is no significant impact on the Company’s overall results of operations or financial position.

NOTE 3 – INVENTORIES

Inventories at June 30, 2006, consist of the following:

Raw materials	$314,125
Work in process	—
Finished goods	122,996

$437,121

NOTE 4 – DUE FROM DIRECTOR

Amounts due from director represent advances to a director of the Company. As of June 30, 2006, the Company had $480,020 of non-interest bearing advances that are due and payable on demand. Subsequent to June 30, 2006, the advances were repaid in full.

NOTE 5 – PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2006:

Building and improvements	$6,559,529
Machinery and equipment	4,510,001
Construction in progress	206,800

11,276,330
Less accumulated depreciation and amortization	(1,979,869)

$9,296,461

NOTE 5 – PROPERTY AND EQUIPMENT, continued

Depreciation and amortization expense for property and equipment for the six months ended June 30, 2006 and 2005, was $305,755 and $181,247, respectively.

NOTE 6 – INCOME TAXES

The Company is organized in the PRC and is subject to PRC tax regulations.

The Company is taxed at each subsidiary individually. JieZhong has been granted a waiver from the PRC and is entitled to a full exemption from income taxes through December 31, 2007. For the subsequent three years, JieZhong will be subject to a 50% reduction in its applicable tax rate from 30% to 15%. YiQiao has also been granted a waiver from the PRC and is entitled to a 50% reduction in its applicable tax rate from 30% to 15% through December 31, 2010. Subsequent to the waiver period, YiQiao’s tax rate will be the statutory PRC rate of 30%.

Based on PRC regulations, as of June 30, 2006, the Company does not have any significant deferred tax assets or liabilities or respective valuation allowances.

The provision for income taxes for the six months ended June 30, 2006 and 2005 differs from the amount computed by applying the expected PRC income tax rate of 30% to income before provision for income taxes as a result of the following:

2006	2005

Computed tax benefit at PRC statutory rate	$262,080	$162,712
Allowances granted from local authorities	(217,823)	(126,449)

	$44,257	$36,263

NOTE 7 – COMMITMENTS AND CONTINGENCIES

Litigation

The Company may become a party to claims and other litigation in the normal course of business. The Company accrues for open claims based on its historical experience and available insurance coverage. In the opinion of management, there are no legal matters involving the Company that would have a material adverse effect on the Company’s consolidated financial condition or results of operations.

Indemnities and Guarantees

The Company has made certain indemnities and guarantees, under which it may be required to make payments to a guaranteed or indemnified party, in relation to certain actions or transactions. In connection with its land use rights, the Company has indemnified its lessor for certain claims arising from the use of the land. The duration of the guarantees and indemnities varies, and is generally tied to the life of the agreement. These guarantees and indemnities do not provide for any limitation of the maximum potential future payments the Company could be obligated to make. Historically, the Company has not been obligated nor incurred any payments for these obligations and, therefore, no liabilities have been recorded for these indemnities and guarantees in the accompanying consolidated balance sheet.

Employment Agreements

The Company entered into various employment agreements that range from one to three years. During the term of the contracts, the monthly salaries range from $122 to $1,220. During the six months ended June 30, 2006 and 2005, certain of the Company’s officers and directors agreed not to receive any compensation from the Company for their services.

NOTE 8 – NOTES PAYABLE

As of June 30, 2006, the Company had $4,680,034 in outstanding indebtedness owed to two financial institutions, representing working capital and construction advances made to the Company from June 24, 2004 through January 12, 2006. These notes are secured by substantially all the assets of the Company and bear interest at rates ranging from 5.31% – 9.45% per annum. Any remaining unpaid principal and accrued interest is due at maturity on various dates through December 31, 2008.

NOTE 8 – NOTES PAYABLE, continued

Future maturities of notes payable at June 30, 2006 are as follows:

For the Twelve-Month Periods Ending June 30,	Amount

2007	$1,787,522
2008 2009	2,030,797 861,715

$4,680,034

NOTE 9 — STOCK PURCHASE AGREEMENT

On May 12, 2006, the Company’s Parent entered into a Stock Purchase Agreement with AMDL, Inc. (“AMDL”), a publicly held United States corporation listed on the American Stock Exchange, whereby AMDL would acquire the Company for up to 13,715,000 shares of AMDL’s common stock and AMDL would issue options to purchase 2,500,000 shares of AMDL’s common stock. The acquisition is conditioned upon the holding of a special stockholders’ meeting to approve the transaction, due diligence and other conditions. The transaction is expected to close in September 2006.